UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 18, 2014

TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1000 Tempur Way
Lexington, Kentucky 40511
(Address of principal executive offices) (Zip Code)
(800) 878-8889
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On March 18, 2014, the Board of Directors of Tempur Sealy International, Inc. (the “Company”) voted to expand the size of the Board of Directors and elect Lawrence J. Rogers as a member of the Board of Directors effective March 27, 2014. The election of Mr. Rogers was recommended to the Board of Directors by the Company’s Nominating and Corporate Governance Committee. Mr. Rogers’ term will expire at the Company’s next annual meeting of stockholders. After the election of Mr. Rogers, the Board of Directors consists of eleven members.
On March 18, 2014, Mr. Rogers also announced his plan to retire from his positions as President and Chief Executive Officer of Sealy Corporation, a wholly owned subsidiary of the Company, effective April 5, 2014.
Item 7.01. Regulation FD Disclosure
On March 18, 2014, the Company issued a press release announcing the election of Mr. Rogers to the Board of Directors of the Company, effective March 27, 2014, and announcing his retirement from the Company effective April 5, 2014. A copy of this press release is furnished as Exhibit 99.1 to this current report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
99.1	Press Release dated March 18, 2014, entitled “Larry Rogers to Retire as Sealy’s President and CEO and is Elected to the Tempur Sealy Board of Directors”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2014

Tempur Sealy International, Inc.
	By:	/s/ DALE E. WILLIAMS
	Name:	Dale E. Williams
	Title	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated March 18, 2014, entitled “Larry Rogers to Retire as Sealy’s President and CEO and is Elected to the Tempur Sealy Board of Directors”